Exhibit 1

MAHANAGAR TELEPHONE NIGAM LIMITED
NEWS RELEASE

Trading Symbol	NYSE: MTE	For Immediate Release
September 9, 2008

FINANCIAL RESULTS AVAILABLE AT WWW.MTNL.IN

New Delhi, September 8, 2008 – Mahanagar Telephone Nigam Limited (the “Company”) has made available on its website, www.mtnl.in, the Company’s unaudited financial results for the three months ending June 30, 2008.  A summary of those financial results is attached to this news release.  The Company’s audited financial results for the fiscal year ended March 31, 2007, as well as other information contained in its Annual Report on Form 20-F  (the “2007 Form 20-F”) filed with the United States Securities and Exchange Commission (“SEC”), is also available on the Company’s website.  The Company plans to file its 2008 annual report on Form 20-F with the SEC by the end of September.

Upon request, all holders of the Company’s American Depository Shares (ADS) may receive a hard copy of the 2007 Form 20-F free of charge by contacting the Company’s ADS agent, The Bank of New York, at 1-888-269-2377.

For more information, please contact R.C. Sen at +91-98-6813-5000.

Annexure-A
MAHANAGAR TELEPHONE NIGAM LIMITED

(A Govt. of India Enterprise)

UNAUDITED FINANCIAL RESULTS FOR THE THREE MONTHS ENDED 30/06/2008

					Rs. In Millions
S.No.		Particulars	3 Months ended 30/06/2008	Corresponding 3 Months ended 30/06/2007 in the previous year	Year Ended 31/03/2008 (Subject to C & AG comments)
			UNAUDITED	REVIEWED	AUDITED
1		2	3	4	5

1		Net Income from Services	11,216.48	11,942.73	47,225.17
2		Other income	1,663.12	926.34	6,074.16
3		Total Income	12,879.60	12,869.07	53,299.33
4		Expenditure
4-a.		Staff Cost	4,500.00	4,272.70	16,434.71
b.		Revenue Sharing	1,934.98	2,009.03	8,042.41
c.		Licence Fee	1,011.58	1,080.33	4,215.11
d.		Admn./Operative Expenditure	2,092.54	2,170.99	11,222.19
a.		Depreciation	1,770.05	1,805.07	7,040.60
f.		Other Expenditure	-	-	-
		Total Expenditure	11,309.16	11,338.14	46,955.02
5		Interest	9.57	6.80	27.82
6		Exceptional Items	-	-	-
7		Profit (+)/Loss(-) from ordinary activities before tax	1,560.87	1,524.13	6,316.49
8.a.		Provision for Taxation	855.19	805.40	3,587.94
b.		Provision for Deferred Tax	(446.29)	(281.67)	(1,339.63)
8		Total Tax Expense	408.89	523.73	2,248.31
9		Net Profit (+)/Loss(-) from ordinary activities after tax	1,151.97	1,000.40	4,068.18
10		Extraordinary Items (net of tax Expenses)	-	-	-
11		Net Profit(+)/Loss(-) for the period	1,151.97	1,000.40	4,068.18
12		Prior Period Adjustments	-	-	(1,800.73)
13		Net Profit(+)/Loss(-) for the period after Prior Period Adjustments	1,151.97	1,000.40	5,868.91
14		Paid up equity share capital (Face value of Rs.10/-each.)	6,300.00	6,300.00	6,300.00
15		Reserves Excluding Revaluation Reserve as per balance sheet of previous accounting year			113,650.65
16		Earning Per Share (EPS)
a	)	Basic and Diluted EPS before Extraordinary Items	1.83	1.59	9.32
b	)	Basic and Diluted EPS after Extraordinary items	1.83	1.59	9.32
17		Public Shareholding
-		Number of shares	275,627,260	275,627,260	275,627,260
-		Percentage of shareholding	43.75%	43.75%	43.75%

Notes:
1	The unaudited results have been taken on record by the Board of Director in their meeting held on 31.7.2008
2	Previous period/year figures have been regrouped/ rearranged wherever necessary.
3	Staff cost includes an adhoc provision of Re. 250 Millions towards DA merger/wage revision. This was not included In the corresponding quarterly of the previous year.

UNAUDITED SEGMENT WISE REVENUE, RESULTS AND CAPITAL EMPLOYED FOR THE THREE MONTHS ENDED ON 30/06/2008

				Rs. In Millions
S.No.	Particulars	3 Months ended 30/06/2008	Corresponding 3 Months ended 30/06/2007 in the previous year	Previous accounting year ended 31/3/2008 (SUBJECT TO C & AG audit)
		UNAUDITED	REVIEWED	AUDITED
1	2	3	4	5

1.	Segment Revenue
	a. Basic Services	9,292.14	10,072.95	39,959.21
	b. Cellular	2,241.02	2,161.98	8,821.91
	c. Unallocated	-	-	-
	Total	11,533.16	12,234.92	48,781.12

	Less: Inter Segment Revenue	316.68	292.20	1,555.93

	Net Income From Operations	11,216.48	11,942.73	47,225.19

2.	Segment Results (Profit (+)/ Loss (-) before tax and interest from each segment)
	a. Basic Services	653.22	178.97	2,581.86
	b. Cellular	585.60	863.42	2,327.10
	c. Unallocated	331.62	488.52	1,435.35
	Total	1,570.44	1,530.91	6,344.31
	Less:(i)Interest	9.57	6.80	27.82
	(ii)Other unallocable expenditure net off	-	-	-
	(iii)Unallocable Income	-	-	(1,800.73)
	Total Profit before tax	1,560.87	1,524.11	8,117.22

3.	Capital Employed (Segment Assets - Segment Liabilities)
	a. Basic Services	41,945.07	44,910.73	41,291.85
	b. Cellular	6,413.69	5,045.04	5,828.09
	c. Unallocated	71,570.63	65,463.30	71,239.01
	Total	119,929.38	115,419.07	118,358.95